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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported)     December 16, 1997
                                                          -----------------


                       BIOMAGNETIC TECHNOLOGIES, INC.
                       --------------------------------
            (Exact name of Registrant as specified in its Charter)


                                  California
                                  ----------
                (State or other jurisdiction of incorporation)


                     1-10285                       95-2647755
                     -------                       ----------
             (Commission File Number)    (IRS Employer Identification No.)


           9727 Pacific Heights Blvd., San Diego, California            92121
           --------------------------------------------------           -----
            (Address of principal executive offices)                 (Zip Code)


    Registrant's telephone number, including area code:          (619) 453-6300
                                                                 --------------
                                  N/A
        --------------------------------------------------------------
        (former name or former address, if changed since last report.)

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ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

         On December 16, 1997, Biomagnetic Technologies, Inc., a California corporation (the "Company") issued 4,000,000 shares of Common Stock (the "Dassesta Shares") to Dassesta International S.A. ("Dassesta") pursuant to an Offshore Stock Subscription Agreement dated December 15, 1997. On December 19, 1997, the Company issued 1,500,000 shares of Common Stock (the "Bank Leu Shares" and together with the Dassesta Shares, the "Shares") to Bank Leu ("Bank Leu") pursuant to a similar agreement. The consideration received by the Company for the Dassesta Shares, at a price of $0.50 per share (a discount of approximately 35% off the average closing price of the Company's Common Stock over the 30 trading days prior to the date of the transaction), was $2,000,000, $1,957,289 of which was in the form of cancellation of indebtedness and $42,711 of which was in cash. The consideration received by the Company for the Bank Leu Shares, at a price of $0.50 per share (a discount of approximately 33% off the average closing price of the Company's Common Stock over the 30 trading days prior to the date of the transaction), was $750,000, all of which was in cash. There were no underwriting discounts or commissions for either of the two transactions.

         The offers and sales to Dassesta and Bank Leu, two non-U.S. entities (together, the "Regulation S Purchasers") were made pursuant to a claim of exemption under Regulation S promulgated by the Securities and Exchange Commission or, alternatively, under Section 4(2) of the Securities Act of 1933, as amended. The sales of the Shares to the Regulation S Purchasers were made in "offshore transactions" (as defined in Regulation S) and no "directed selling efforts" (as defined in Regulation S) were made by the Company or any of its affiliates. The Regulation S Purchasers represented and warranted, among other things, that they were not "U.S. persons" (as defined in Regulation S), that at the time the buy orders for the Shares were originated they were located outside the United States, and that neither the Regulation S Purchasers nor any of their affiliates had engaged in any "directed selling efforts" (as defined in Regulation S). Appropriate legends were affixed to the certificates for the Shares. In addition, the Company did not use any general advertisement or solicitation in connection with the offer or sale of the Shares to the Regulation S Purchasers and the Regulation S Purchasers represented and warranted that they were purchasing the Shares for investment only and not with a view to distribution.



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                                        SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            BIOMAGNETIC TECHNOLOGIES, INC.



                                            By:      /s/ Herman Bergman
                                                -------------------------------
                                                 Herman Bergman, Vice President

Date: December 24, 1997




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